UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2015

WEST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35846	47-0777362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 3, 2015, West Corporation, a Delaware corporation (the “Company”), completed the previously announced sale (the “Transaction”) of several of its agent services businesses (the “Business”) to Alorica Inc., a California corporation (“Buyer”), upon the terms and subject to the conditions set forth in the Asset Contribution and Equity Purchase Agreement dated January 7, 2015 (the “Purchase Agreement”). The Transaction was effected through the sale of the outstanding equity interests of certain direct and indirect subsidiaries of the Company (collectively, the “Company Group”), as well as the contribution of certain assets and associated liabilities to the Company Group prior to the closing of the Transaction (the “Closing”). At the Closing, Buyer paid an aggregate purchase price of $275 million in cash, which amount is subject to a customary post-closing adjustment based on working capital of the Business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 7, 2015.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2015, the Company issued a press release announcing the Closing of the Transaction. The press release also describes changes to West’s management team as well as a change to the Company’s segment reporting. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	WEST CORPORATION

	By:	/s/ Jan D. Madsen
	Name:	Jan D. Madsen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 3, 2015